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                                                                    EXHIBIT 23.6


                  [BRIDGMAN VALIANTE & VILLARD, PC LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2000 (except for Note 14, as to which the date is February 7, 2000), in the Registration Statement (Form S-1) and related Prospectus of printCafe, Inc. for the registration of its common stock.



/s/ Bridgman Valiante & Villard, PC


Lebanon, New Hampshire
March 8, 2000